Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest CAO and SVP, Finance 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, July 17, 2014

GLIMCHER REPORTS SECOND QUARTER 2014 RESULTS

•Positive growth in comparable mall net operating income of 4.3% in the second quarter of 2014
•17% re-leasing spreads for the mall store leases signed during the second quarter of 2014
•Mall store sales increased to a record high of $473 per square foot at June 30, 2014

COLUMBUS, OH - July 17, 2014 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the second quarter ended June 30, 2014. A description and reconciliation of non-GAAP financial measures to GAAP financial measures are contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“During the second quarter, we continued to deliver solid operating metrics from our core mall portfolio, including net operating income growth above 4%, 95% total occupancy, and 17% re-leasing spreads. Additionally, we were pleased with the leasing momentum at our signature redevelopment projects during the second quarter, which included new deals with American Girl, Intermix, Athleta, Kendra Scott, West Elm and Sephora,” said Michael P. Glimcher, Chairman of the Board and CEO.  “As we look to the second half of the year, we are focused on the execution of our asset dispositions to further accelerate improvements to the quality of our portfolio and balance sheet.”

Net loss to common shareholders during the second quarter of 2014 was $5.6 million, or $0.04 per share, as compared to a net income of $29.9 million, or $0.21 per share, in the second quarter of 2013. Funds From Operations (“FFO”) during the second quarter of 2014 was $26.7 million, or $0.18 per share, compared to $33.4 million, or $0.23 per share, in the second quarter of 2013. Adjusted FFO for the second quarter of 2013 was $26.6 million, or $0.18 per share. Adjusted FFO for the second quarter of 2013 primarily excludes the $6.9 million gain associated with the Company’s pro-rata share of the loan extinguishment on Tulsa Promenade (“Tulsa”), a property sold during the second quarter of 2013.

Second Quarter Earnings Highlights

•
Total revenues were $97.9 million in the second quarter of 2014, compared to total revenues of $95.0 million in the second quarter of 2013. A primary driver of the $2.9 million increase was property revenue growth, excluding termination income, of $6.6 million from acquired properties as well as comparable property revenue growth of $2.7 million. The acquired properties were Arbor Hills in Ann Arbor, Michigan in December of 2013, the retail properties in Oklahoma City, Oklahoma in February of 2014, and the remaining 60% indirect ownership interest in WestShore Plaza (“WestShore”) located in Tampa, Florida in June of 2013. These increases were partially offset by a $4.0 million decrease in revenue from termination fee income and sales of outparcels and a $1.7 million decrease in fee and service income.

•
Net loss to common shareholders was $5.6 million in the second quarter of 2014, compared to net income of $29.9 million in the second quarter of 2013. The decrease in net income was primarily due to non-cash items in the second quarter of 2013 totaling $31.7 million. The non-cash items for the second quarter of 2013 related to the Company’s recognition of a $19.2 million gain on the re-measurement of its 40% equity investment in WestShore, the Company’s pro-rata share of the gain associated with the debt extinguishment on Tulsa of $6.9 million, as well as the Company’s share of the net gain on the sale of Tulsa and Lloyd Center in Portland, Oregon of $5.6 million.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of NOI for malls held through joint ventures, increased 4.3% for the three months ended June 30, 2014 from the three months ended June 30, 2013.

•
Average in-line store rents for the Core Malls were $34.80 per square foot (“psf”) at June 30, 2014, compared to $34.77 psf at June 30, 2013. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company’s mall properties, both wholly-owned and joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 17% for the non-anchor leases signed during the second quarter of 2014, with base rents averaging $43.89 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, including both new leases and renewals, compared to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased to 95.3% at June 30, 2014, compared to 94.7% at June 30, 2013.

•
Average store sales in the Core Malls increased 0.4% to $473 psf for the twelve months ended June 30, 2014, compared to $471 psf for the twelve months ended June 30, 2013. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Occupancy costs for the twelve months ended June 30, 2014 were 10.0% of tenant sales for Core Mall stores. Occupancy costs include the tenants’ minimum rent and costs the tenants pay toward property operating costs and real estate taxes.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at June 30, 2014 (including the Company’s pro-rata share of unconsolidated entities debt) was 50.0%, based on a common share closing price of $10.83, as compared to 52.8% at December 31, 2013, based on a common share closing price of $9.36. Debt with fixed interest rates represented approximately 90.8% of the Company’s consolidated total outstanding borrowings at June 30, 2014, compared to 92.1% at December 31, 2013.

•
The Company did not sell any common shares under its at-the-market (“ATM”) equity offering program during the six months ended June 30, 2014. The Company has approximately $209.2 million available for issuance under the ATM program.

•
The Company sold two non-core assets for $6.8 million in 2014. The Company sold the remaining parcels of Town Square at Surprise for $3.7 million and a multi-tenant building at River Valley Mall in Lancaster, Ohio for $3.1 million. The proceeds from these sales were used to repay property level debt as well as to paydown amounts outstanding on the Company’s credit facility.

Update on Asset Disposition Program

•
In January 2014, the Company executed an agreement with the securitization trustee for the securitized mortgage loan currently encumbering Eastland Mall in Columbus, Ohio (“Eastland”), and commenced marketing this property for sale. As Eastland will not sell within the six month marketing period established by the aforementioned agreement, the trustee will acquire title to the property by a deed in lieu of foreclosure and issue a full release of the associated $39.8 million mortgage lien at the end of July 2014.

•
In May 2014, the Company together with their joint venture partner, commenced formal marketing of Puente Hills Mall, located in the City of Industry, California (“Puente”). The Company expects to complete the sale of Puente in the later part of 2014. The Company owns a 52% interest in Puente.

•
Incremental to the Eastland and Puente disposition activity, the Company has targeted to raise approximately $200 - $300 million of capital through the sale of three to four additional malls (the “Targeted Dispositions”). To accomplish this, the Company listed thirteen of its malls with a broker with the objective of only selling a subset of such properties. The Company expects to complete the Targeted Dispositions in the second half of 2014. Based upon prevailing market conditions during the offering process, the overall scope of the Company’s Targeted Dispositions is subject to change.

2014 Outlook

As of the date of this release, the Company maintains previously issued guidance of net income per share to be in the range of $0.03 to $0.07 for the year ending December 31, 2014, and adjusted FFO per share to be in the range of $0.74 to $0.78 for the year ending December 31, 2014. References to estimated per share amounts are based on diluted common shares. Key assumptions as detailed in our initial guidance remain the same other than the adjustment for the Eastland impairment. Due to the uncertainty of the scope, mix of assets involved, pricing and ultimate timing, the dilutive impact of the potential divestures discussed above are not included in the Company’s current 2014 outlook, other than the disposition of Eastland.

A reconciliation of the range of estimated net income per share to estimated adjusted FFO per share for 2014 follows:

	Low End	High End
Estimated net income per share	$0.03	$0.07
Add: Real estate depreciation and amortization (1)	0.80	0.80
Add: Impairment loss	0.02	0.02
Less: Gain on debt extinguishment (2)	(0.11)	(0.11)
Estimated adjusted FFO per share	$0.74	$0.78

(1) wholly-owned properties and joint venture impact
(2) Gain relates to Eastland Mall and will be included in reported FFO

For the third quarter of 2014, the Company estimates net income per share to be in the range of $0.07 to $0.09 and adjusted FFO per share to be in the range of $0.17 to $0.19. A reconciliation of the range of estimated net income per share to estimated adjusted FFO per share for the third quarter of 2014 follows:

	Low End	High End
Estimated net income per share	$0.07	$0.09
Add: Real estate depreciation and amortization (1)	0.21	0.21
Less: Gain on debt extinguishment (2)	$(0.11)	$(0.11)
Estimated adjusted FFO per share	$0.17	$0.19

(1) wholly-owned properties and joint venture impact
(2) Gain relates to Eastland Mall and will be included in reported FFO

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of a real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The

National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures used in this press release to comparable GAAP measures are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment adjustments and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Friday, July 18, 2014. Those wishing to listen to this call may do so by calling 866.318.8615 Passcode: 98834722. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight August 1, 2014 by dialing 888.286.8010, Passcode: 21867874, or you can access the webcast replay on the Investor Relations page of the Company’s website. Supplemental information about the second quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as outlet centers. Glimcher owns material interests in and manages 28 properties with total gross leasable area totaling approximately 19.5 million square feet.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2014		2013

Total revenues	$97,930		$95,021
Total expenses	(76,188)		(72,465)
Operating income	21,742		22,556
Gain on re-measurement of equity method investment	—		19,227
Interest expense, net	(20,537)		(17,926)
Equity in income of unconsolidated real estate entities, net (1)	755		12,990
Income from continuing operations	1,960		36,847
Discontinued operations:
Impairment loss	(2,513)		—
Gain on dispositions of asset	325		—
Income from operations	605		134
Net income	377		36,981
Allocation to noncontrolling interests (2)	(86)		(438)
Less: Preferred share dividends	(5,895)		(6,467)
Write-off related to preferred share redemption	—		(160)
Net (loss) income to common shareholders	$(5,604)		$29,916

Reconciliation of Net (Loss) Income to Common Shareholders to Funds From Operations		Per Diluted Common Share (3)		Per Diluted Common Share (3)
Net (loss) income to common shareholders	$(5,604)		$29,916
Allocation to noncontrolling interest (GPLP unit holders)	(89)		453
	(5,693)	$(0.04)	30,369	$0.21
Real estate depreciation and amortization, including joint venture impact	30,236	0.20	27,780	0.19
Gain on dispositions of asset	(325)	(0.00)	—	—
Impairment loss	2,513	0.02	—	—
Gain on re-measurement of equity method investment	—	—	(19,227)	(0.13)
Pro-rata share of unconsolidated entity net gain on sale of properties	—	—	(5,565)	(0.04)
Funds From Operations	$26,731	$0.18	$33,357	$0.23

Pro-rata share of unconsolidated entity net gain on debt extinguishment	$—	$—	$(6,890)	$(0.05)
Write-off related to preferred share redemption	—	—	160	0.00
Adjusted FFO	$26,731	$0.18	$26,627	$0.18

Weighted average common shares outstanding - basic	145,234		144,532
Weighted average common shares outstanding - diluted (3)	147,682		147,420

Earnings per Share
(Loss) income from continuing operations per common share	$(0.03)		$0.21
Discontinued operations per common share	$(0.01)		$0.00
(Loss) income per common share	$(0.04)		$0.21

(Loss) income from continuing operations per diluted common share	$(0.03)		$0.20
Discontinued operations per diluted common share	$(0.01)		$0.00
(Loss) income per diluted common share	$(0.04)		$0.21

(1) Includes gain of $6.9 million for the Company's pro-rata share of the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and a $6.5 million gain for the Company's share of the gain on the sale of Lloyd Center for the three months ending June 30, 2013.
(2) Noncontrolling interest is comprised of both the noncontrolling interest in consolidated joint ventures and the interest held by GPLP's unit holders.
(3) FFO per share in 2014 and 2013 has been calculated using 148,298 and 147,420 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2014		2013

Total revenues	$191,103		$181,136
Total expenses	(151,570)		(139,757)
Operating income	39,533		41,379
Gain on re-measurement of equity method investment	—		19,227
Interest expense, net	(40,977)		(36,029)
Equity in income of unconsolidated real estate entities, net (1)	1,005		13,311
(Loss) income from continuing operations	(439)		37,888
Discontinued operations:
Impairment loss	(2,513)		—
Gain on disposition of assets	1,329		—
Income from operations	722		514
Net (loss) income	(901)		38,402
Allocation to noncontrolling interests (2)	(457)		(345)
Less: Preferred share dividends	(11,790)		(12,626)
Write-off related to preferred share redemption (3)	—		(9,426)
Net (loss) income to common shareholders	$(13,148)		$16,005

Reconciliation of Net (Loss) Income to Common Shareholders to Funds From Operations		Per Diluted Common Share (4)		Per Diluted Common Share (4)
Net (loss) income to common shareholders	$(13,148)		$16,005
Allocation to noncontrolling interest (GPLP unit holders)	(217)		231
	(13,365)	$(0.09)	16,236	$0.11
Real estate depreciation and amortization, including joint venture impact	61,515	0.41	56,242	0.38
Gain on disposition of assets	(325)	(0.00)	—	—
Impairment loss	2,513	0.02	—	—
Gain on re-measurement of equity method investment	—	—	(19,227)	(0.13)
Pro-rata share of unconsolidated entity net gain on sale of properties	(502)	(0.00)	(5,565)	(0.04)
Funds From Operations	$49,836	$0.34	$47,686	$0.32

Pro-rata share of unconsolidated entity net gain on debt extinguishment	$—	$—	$(6,890)	$(0.05)
Write-off related to preferred share redemption (3)	—	—	9,426	0.07
Adjusted FFO	$49,836	$0.34	$50,222	$0.34

Weighted average common shares outstanding - basic	145,157		143,973
Weighted average common shares outstanding - diluted (4)	147,605		146,865

Earnings per Share
(Loss) income from continuing operations per common share	$(0.08)		$0.11
Discontinued operations per common share	$(0.01)		$0.00
(Loss) income per common share	$(0.09)		$0.11

(Loss) income from continuing operations per diluted common share	$(0.08)		$0.11
Discontinued operations per diluted common share	$(0.01)		$0.00
(Loss) income per diluted common share	$(0.09)		$0.11

(1) Includes gain of $6.9 million for the Company's pro-rata share of the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and a $6.5 million gain for the Company's share of the gain on the sale of Lloyd Center for the six months ending June 30, 2013.
(2) Noncontrolling interest is comprised of both the noncontrolling interest in consolidated joint ventures and the interest held by GPLP's unit holders.
(3) Non-cash write-off of issuance costs and related discount due to the redemption of preferred shares for the six months ended June 30, 2013.
(4) FFO per share in 2014 and 2013 has been calculated using 148,149 and 146,865 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30, 2014	December 31, 2013

Investment in real estate, net	$2,468,179	$2,454,921
Total assets	$2,618,094	$2,658,009
Mortgage notes and other notes payable	$1,864,898	$1,847,903
Debt / Market capitalization	49.6%	52.4%
Debt / Market capitalization including pro-rata share of unconsolidated entities	50.0%	52.8%

	June 30, 2014	June 30, 2013
Occupancy:
Core Malls (1):
Mall Anchors (2)	97.2%	97.1%
Mall Non-Anchors (3)	92.5%	91.0%
Total Core Mall Portfolio	95.3%	94.7%

Comparable Retail Properties (4):
Mall Anchors (2)	97.1%	97.1%
Mall Non-Anchors (3)	93.4%	91.1%
Total occupancy for Comparable Properties	95.7%	94.7%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.75	$7.78
In-Line Stores under 10,000 sf (5)	$34.80	$34.77

Comparable Retail Properties (4):
Mall Anchors (2)	$7.72	$7.78
In-Line Stores under 10,000 sf (5)	$35.11	$34.77

(1) Mall properties including material joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf, as well as outparcels.
(4) Core Malls excluding properties acquired or sold after June 30, 2013. Excludes Arbor Hills and the Oklahoma City properties in each period reported.
(5) In-line permanent retail stores under 10,000 sf.